                                                             EXHIBIT 5.1

                            HOGAN & HARTSON L.L.P.
                         555 Thirteenth Street, N.W.
                         Washington, D.C. 20004-1109
                              December 16, 1997


Board of Trustees
Equity Office Properties Trust
Two North Riverside Plaza
22nd Floor
Chicago, Illinois 60606



Ladies and Gentlemen:

     We are acting as counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "COMPANY"), in connection with its registration statement on Form S-8, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 4,839,569 shares of the Company's common shares of beneficial interest, $0.01 par value per share (the "SHARES"), in connection with the assumption by the Company of the obligations of Beacon Properties Corporation, a Maryland corporation ("BEACON"), under the Beacon 1994 Stock Option and Incentive Plan and 1996 Stock Option Plan (the "Beacon Plans") upon the merger of Beacon with and into the Company pursuant to the terms of the Agreement and Plan of Merger dated as of September 15, 1997, as amended (the "AGREEMENT"), among the Company, EOP Operating Limited Partnership, Beacon and Beacon Properties, L.P. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

            1. An executed copy of the Registration Statement.

            2. An executed copy of the Agreement.

            3.   The Articles of Amendment and Restatement of
                 Declaration of Trust of the Company, as certified by the Maryland State Department of Assessments and Taxation on December 9, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            5. Resolutions of the Board of Trustees of the Company adopted on December 16, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to assumption of the Plans in accordance with the terms of the Agreement and arrangements in connection therewith.

     We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid certificates, records, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity with the original documents of all documents submitted to us as copies (including telecopies). We have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, corporate officers and individuals) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, when issued in accordance with the terms of the Beacon Plans pursuant to the terms of the Agreement, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                           Very truly yours,



                                           HOGAN & HARTSON L.L.P.